EXHIBIT 10.2


                               MATTEL, INC.
                         PERSONAL INVESTMENT PLAN
                            SECOND AMENDMENT TO
                             1993 RESTATEMENT
                        (IRS QUALIFYING AMENDMENT)


                  The Mattel, Inc. Personal Investment Plan (the "Plan") is amended as follows, effective as of the dates set forth below:

                  1. The second sentence in Section 5.4(b)(ii) is amended to read in its entirety as follows:

                  An Eligible Employee's Before-Tax Contributions may be
               taken into account for purposes of determining his Actual Deferral Percentage for a particular Plan Year only if such Before-Tax Contributions relate to Compensation that either would have been received by the Eligible Employee in the Plan Year (but for the deferral election), or is attributable to services performed in the Plan Year and would have been received by the Eligible Employee within two and one-half (21/2) months after the close of the Plan Year (but for the deferral election), and such Before-Tax Contributions are allocated to the Eligible Employee as of a date within that Plan Year.

                  This amendment is effective for Plan Years beginning on and after January 1, 1992.

                  2. Section 16.3 is amended by the addition of a new paragraph at the end thereof, to read in its entirety as follows:
                  In the event that the Plan's vesting schedule is amended,
               the nonforfeitable percentage of every Employee who is a Participant on the date the amendment is adopted, or the date and the amendment is effective, if later, in his Company Matching Account and/or Company Contributions Account shall be not less than his percentage computed under the Plan without regard to the amendment.

                  This amendment is effective for Plan Years beginning on and after January 1, 1989.

                  IN WITNESS WHEREOF, in order to record the adoption of this Second Amendment, Mattel, Inc. has caused this instrument to be executed by its duly authorized officer this 23rd day of May, 1995, effective, however as expressly provided herein.


                  MATTEL, INC.

                  By:  /s/ E. Joseph McKay
                       -------------------
                       E. JOSEPH MCKAY

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